DON FUCHS
                           CERTIFIED PUBLIC ACCOUNTANT
                              1040 East 22nd Street
                            Brooklyn, New York 11210
                                 (917) 752-1040







INDEPENDENT AUDITORS' CONSENT

I consent to the use in this Amendment to the Registration Statement of Perrin Partners, Inc. (the "Company") on Form SB-2 of my Independent Auditors' Report dated March 8, 2002 on the financial statements of the Company appearing in the Prospectus, which is part of this Registration Statement.

I also consent to the reference to myself under the heading "Experts" in such Prospectus.


/s/ Donald Fuchs
----------------
DONALD FUCHS
Certified Public Accountant

Brooklyn, New York
April 5, 2002



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